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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 of our report dated January 29, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in Digital Insight Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and which also appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Century City, California

April 12, 2002